UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)    April 23, 2007

    NBOG Bancorporation, Inc.
(Exact name of registrant as specified in its charter)

    Georgia
(State or other jurisdiction of incorporation)

001-16413	58-2554464
(Commission File Number)	(IRS Employer Identification No.)

807 Dorsey Street, Gainesville, Georgia (Address of principal executive offices)	30501 (Zip Code)

    (770) 297-8060
(Registrant’s telephone number, including area code)

                                                          Not Applicable
(Former name or former address, if changed since last report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01           ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

        On April 23, 2007, NBOG Bancorporation, Inc. (“NBOG”) issued a Stock Subscription Warrant (the “Warrant”) to William R. Blanton in connection with that certain Stock Purchase Agreement dated as of January 23, 2007 by and among NBOG, The National Bank of Gainesville and Mr. Blanton (the “Stock Purchase Agreement”). Under the Warrant, Mr. Blanton may purchase up to 738,008 shares of common stock of NBOG at $2.71. The Warrant does not have an expiration date

        The foregoing description of the Warrant does not purport to be complete and is qualified in its entirety by reference to the full text of the Warrant filed as Exhibit 10.1 hereto.

ITEM 3.02           UNREGISTERED SALES OF EQUITY SECURITIES

        On April 23, 2007, NBOG closed the sale of 738,008 shares of its common stock at $2.71 per share to William R. Blanton, a qualified investor, pursuant to the Stock Purchase Agreement. The shares were sold under the exemption from registration provided by Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D under the Securities Act. Following the closing of the sale of shares, Mr. Blanton beneficially owns approximately 42.6% of the outstanding shares of NBOG. NBOG also issued the Warrant under which Mr. Blanton may purchase up to 738,008 shares at $2.71 pursuant to the Stock Purchase Agreement. The Warrant does not have an expiration date.

        NBOG received proceeds of approximately $2,000,000 less fees and expenses related to the sale of the shares. NBOG will use the proceeds from the sale of shares for working capital purposes. There were no brokerage or underwriting commissions paid in connection with the sale of the shares.

ITEM 5.01           CHANGES IN CONTROL OF REGISTRANT

        Following the closing of the transactions contemplated by the Stock Purchase Agreement on April 23, 2007, Mr. Blanton beneficially owns 738,008 shares of common stock of NBOG. The shares represent 42.6% of the outstanding shares of NBOG. The purchase price for the shares was $2.71 per share which amount was paid in cash. In connection with purchase of the shares, four directors resigned from NBOG’s board of directors. The Board of Directors then appointed three individuals, including Mr. Blanton, to fill the vacancies.

        Item 5.02 below provides additional information regarding the changes in membership to the Board of Directors.

ITEM 5.02           DEPARTURE OF CERTAIN DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS

        Effective as of April 23, 2007 Paula M. Allen, Shelley Palmour Anderson, Kathy L. Cooper, and Ann M. Palmour resigned from the Board of Directors of NBOG. On April 23, 2007, the Board of Directors appointed William R. Blanton, William Alvin Bagwell, Jr. and William McCurdy Evans, Jr. to fill the vacancies. Mr. Blanton will serve as the new Chairman of the Board of Directors. NBOG has not determined which committees, if any, on which the new directors will serve.

        As described in Items 1.01 and 3.02 above, Mr. Blanton entered into the Stock Purchase Agreement and the Warrant with the Company. Mr. Blanton intends to sell stock to Mr. Bagwell and Mr. Evans but the terms have not yet been determined.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NBOG BANCORPORATION, INC. By: /s/ Sondra J. Perkins Name: Sondra J. Perkins Title: Controller

Dated:  April 25, 2007

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Stock Subscription Warrant
17.1	Letter of Resignation of Paula M. Allen dated April 19, 2007
17.2	Letter of Resignation of Shelley Palmour Anderson dated April 19, 2007
17.3	Letter of Resignation of Kathy L. Cooper dated April 19, 2007
17.4	Letter of Resignation of Ann M. Palmour dated April 19, 2007